UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2006

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	0-30877	77-0481679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton HM 12
Bermuda

(Address of principal executive offices)

(441) 296-6395
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01                                           Other Events.

Marvell Technology Group Ltd. (“we,” “our,” “us” or the “Company”) issued a press release on October 17, 2006 announcing a proposed bank financing, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

As previously announced by the Company, a special committee of the Company’s Board of Directors, with the assistance of independent legal counsel and outside accounting experts, has been conducting an internal review relating to the Company’s historical stock option practices and related accounting matters.  Although the committee is continuing its review of these matters, the committee has reached a preliminary conclusion that the actual measurement dates used for financial accounting purposes of many stock option grants awarded in the past, which include grants to both current and former executives of the Company and represent a major portion of the options granted by the Company since its initial public offering in June 2000, likely differ from the recorded grant dates for such awards.

The Company also announced that, based on the preliminary findings of the special committee, and upon the recommendation of management and the Audit Committee of the Board of Directors, the Board of Directors concluded on October 2, 2006 that the Company will need to restate historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants.  The Company has not yet been able to determine the amount of these charges, the resulting tax and accounting impact of these actions, or which specific reporting periods require restatement.  However, the Company expects that such non-cash stock compensation charges will be material in the aggregate and material to one or more prior annual and interim periods.

Additionally, the Company is evaluating Management’s Report on Internal Control Over Financial Reporting set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2006 and has not yet completed its analysis of the impact of this situation on its internal control over financial reporting.  The Company believes that it is likely that it will conclude that a material weakness in internal control over financial reporting existed at January 28, 2006.  A material weakness is a control deficiency, or a combination of control deficiencies, that results in more than a remote likelihood that a material misstatement in its financial statements will not be prevented or detected by the Company.  If the Company were to conclude that a material weakness in its internal control over financial reporting existed at January 28, 2006, it would be required to conclude that its internal control over financial reporting was not effective at that date.  The Company would also expect to receive an adverse opinion on the effectiveness of its internal control over financial reporting from its independent registered public accounting firm.

The special committee is continuing its internal review of the Company’s stock option granting practices to identify whether there are further grant date differences and to evaluate and conclude as to the underlying reasons that stated grant dates differ from the actual grant dates.  Company management, based on the factual information furnished to date by the special committee, is working to quantify the required stock compensation charges and related tax effects and to ascertain the annual and interim periods affected.  The Company has not yet determined whether it or any of the grantees of its options will have a tax liability associated with the Company’s past stock option granting practices or whether any such liability could be material in amount, but it is possible that the Company could be subject to tax, interest and penalties that are material in amount as could certain of the recipients of its options.

On October 5, 2006, a putative class action was filed in the United States District Court for the Northern District of California against the Company and certain of the Company’s officers and directors.  The complaint alleges that the Company and certain of its officers and directors violated the federal securities laws by making false and misleading statements and omissions relating to the grants of stock options.  The complaint seeks, on behalf persons who purchased common stock of the Company during the period from October 3, 2001 to October 3, 2006, unspecified damages, interest, and costs and expenses, including attorneys’ fees and disbursements.  On October 16, 2006, another, similar, putative class action was filed in the United States District Court for the Northern District of California against the Company and certain of the Company’s officers.  The Company may in the future be subject to additional litigation relating to its past option granting practices.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters that may arise from time to time could have a material adverse effect on the Company’s business, results of operations and financial condition.  Any litigation to which the Company is subject could result in substantial costs and, further, could require significant involvement of management and may divert management’s attention from the Company’s business and operations.

Additional Risk Factors

The section entitled Item 1A., “Risk Factors,” set forth in our quarterly report on Form 10-Q for the fiscal quarter ended April 29, 2006, and similar discussions in our other SEC filings, together with the additional Risk Factors set forth below, describe some of the important risk factors that may affect our business, results of operations and financial condition. You should carefully consider those risks, in addition to the other information in this Report and in our other filings with the SEC, before deciding to purchase, hold or sell our common stock.

Until we file our Form 10-Q for the fiscal quarter ended July 29, 2006, there will be limited public information available concerning our results of operations and financial condition. The delay in the filing of our Form 10-Q and the restatement of our financial statements, and the related uncertainties, may also have other adverse effects.

Until we have filed our Form 10-Q, there will be limited public information available concerning our results of operations and financial condition. The absence of more recent financial statements may have an adverse effect on us and on the market prices of our securities.

Timely filing of periodic reports with the SEC is a requirement for continued listing of our shares on the NASDAQ Global Select Market.  We have received a notice from The NASDAQ Stock Market regarding the possible delisting of our shares.  Although we intend to appeal the notice, we cannot assure you that we will succeed in those efforts.  The delisting of our common stock would likely make the market for trading of our common stock less liquid and could make it more difficult or more expensive for us to raise capital.

The delay in the filing of our Form 10-Q and the restatement of our financial statements, and the related uncertainties, may also have other actual or potential adverse effects in addition to those discussed above, including adverse effects on the perception of the Company by existing and potential customers and suppliers, our ability to raise needed financing through the issuance of equity or convertible debt securities, our ability to recruit and retain qualified personnel, and investor confidence.

Our operating results for certain prior periods will be materially and adversely impacted by the results of the ongoing internal review relating to our historical grants of stock options and related accounting matters.  We will not be able to accurately quantify the magnitude of the additional stock-based compensation expense that we will need to record for those periods or assess any additional potential consequences to the Company until the review is concluded.

In connection with the internal review of the special committee of our board of directors relating to our historical stock option grants and related accounting matters, we announced that we will need to restate our historical financial statements to record additional non-cash charges for stock-based compensation expense related to past option grants.  We have not yet been able to determine the exact amount of these charges, the resulting tax and accounting impact of these actions, or which specific reporting periods require restatement.  However, we expect that such non-cash stock compensation charges will be material in the aggregate and material to one or more prior annual and interim periods.  Accordingly, our board of directors has concluded that our financial statements and all earnings press releases and similar communications issued by us relating to periods beginning on or after our initial public offering in June 2000 should no longer be relied upon.

We have received a letter of informal inquiry from the Securities and Exchange Commission requesting certain documents relating to our stock option grants and practices and have also received a grand jury subpoena from the office of the United States Attorney for the Northern District of California requesting substantially similar documents. We do not know when either inquiry will be concluded or what, if any, actions the SEC or the United States Attorney may take or require us to take as a result of their inquiries.   The special committee of our board has yet to finish its review and, accordingly, we do not know what conclusions the special committee will reach as a result of its review or any actions that may be taken or required as a result of that review.  We do not know whether, as a result of these SEC and United States Attorney inquiries, any additional regulatory proceedings or investigations that may arise, or the special committee review, any actions will be taken against us, our directors, executive officers or other officers or employees.  If any such action is taken, that action or its consequences, which could include the resignation or removal of directors, executive officers or other officers or employees, could impair our ability to achieve our business objectives and adversely impact our reputation, business, financial condition and results of operations.  Regardless of the outcome, the ongoing inquiries and internal review, and any further regulatory proceedings or actions, have diverted and could continue to divert management’s attention from our business and have resulted and could continue to result in significant legal and accounting expenses.

We have been named as a party to several purported class action and derivative lawsuits relating to our past option granting practices, and we may be named in additional litigation, all of which could cause our business, results of operations and cash flows to suffer.

We have been named as a nominal defendant in three purported shareholder derivative actions that name a number of our current and former directors and officers as defendants and that seek to recover damages purportedly sustained by us in connection with our option granting practices.  Further, two putative class actions have been filed against us and certain of our officers and directors that allege violations of the federal securities laws and seek to recover damages.  We may in the future be subject to additional litigation relating to our past option granting practices.  Regardless of the outcome, this litigation, and any other litigation that may be brought against us or our directors and officers, could be time consuming, result in significant expense, and divert the attention and resources of our management and other key employees.   An unfavorable outcome in such litigation could have a material adverse effect on our business, results of operations and cash flows.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press release dated October 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2006

MARVELL TECHNOLOGY GROUP LTD.

	By:	/s/ George A. Hervey
George A. Hervey
Vice President of Finance and
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated October 17, 2006